EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:  May 19, 1997


                            LaSALLE/KROSS PARTNERS, LIMITED PARTNERSHIP

                            By:       LaSALLE CAPITAL MANAGEMENT, INC.
                                 a General Partner

                                 By:       /s/ Richard J. Nelson
                                           Richard J. Nelson, President


                            /s/ Richard J. Nelson
                            Richard J. Nelson


                            /s/ Peter T. Kross
                            Peter T. Kross


                            /s/ Ronald G. Hollander
                            Ronald G. Hollander